SECURITIES AND EXCHANGE COMMISSION
                    Washington D. C. 20549


                        Form 8-K

      Current Report Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) July 24, 2000




                            USFREIGHTWAYS CORPORATION


Delaware                       0-19791                 36-3790696
(State of Incorporation)      (Commission             (IRS Employer
                               File Number)            Identification No.)



8550 West Bryn Mawr Avenue, Chicago Illinois                  60631
____________________________________________                  _____
(Address of principal executive offices)                     (Zip Code)


   Registrant's telephone number including area code: (773) 824-1000


                        Not applicable
       (Former name of former address, if changed since the last report)







  The Exhibit Index is located on Page 2. This Report contains 4 pages.

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Item 5.  Other Events.

                  On July 24, 2000, USFreightways Corporation announced that its Board of Directors authorized a stock repurchase program of up to 1,000,000 shares of its common stock. This is in addition to the 500,000 shares of common stock authorized for repurchase on June 7, 2000. That program has been completed.


Item 7.           Exhibits.

                  Exhibit 99 News Releases, dated July 24, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                           USFREIGHTWAYS CORPORATION


           By:   /s/Christopher L. Ellis
                 ______________________
                   Christopher L. Ellis
                   Senior Vice President, Finance and Chief Financial Officer


Date:  July 25, 2000

                                EXHIBIT 99


                                                                News Release
[GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE                        FOR FURTHER INFORMATION CONTACT:
JULY 24, 2000                                CHRIS ELLIS (773) 824-2205


                USFreightways Corporation Announces Stock Buyback

Chicago, Ill... USFreightways Corporation (NASDAQ: USFC) announced today that its Board of Directors has authorized the repurchase of up to 1,000,000 shares of its Common Stock, from time to time, commencing July 24th, in either public market or private transactions. A stock buyback authorized on June 7, 2000 for the repurchase of 500,000 shares has been completed. The Company currently has approximately 26.3 million shares outstanding.

The share repurchase program does not include specific price targets or timetables and may be suspended at any time. Depending on financial and market conditions, the program could be terminated prior to completion.

USFreightways provides comprehensive supply chain management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.